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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                               _______________________



                                       FORM 8-K

                                    CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934

                               _______________________



                  Date of Report (Date of Earliest Event Reported):

                                   January 13, 1997



                                 BARNETT BANKS, INC.
                (Exact name of registrant as specified in its charter)




              FLORIDA                1-7901                  59-0560515
              (State of           (Commission file          (IRS Employer
           incorporation)            number)            Identification No.)




                  50 NORTH LAURA STREET, JACKSONVILLE, FLORIDA 32202
              (Address of principal executive office including zip code)


                                   (904) 791-7720
                           (Registrant's telephone number)

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ITEM 5   OTHER EVENTS.

         Reference is made to Registrant's press release dated January 13, 1997 filed as an exhibit hereto.

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SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  January 23, 1997


                             BARNETT BANKS, INC.



                             By:  /s/ GREGORY M. DELANEY
                                ----------------------------------------------
                                 Name:  Gregory M. Delaney
                                 Title: Controller

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[LOGO]                                                       Barnett Banks, Inc.
                                                        For further information:


                                           MEDIA                        ANALYSTS
                                           -----                        --------
                                           Bob Stickler             Greg Delaney
                                           791-5437--office     791-7627--office
                                           396-9284--home         287-2283--home
                                           Area Code 904           Area Code 904

FOR IMMEDIATE RELEASE
January 13, 1997



BARNETT 1996 EARNINGS RISE 12% TO RECORD $2.86 PER SHARE

    JACKSONVILLE, Fla. -- Barnett Banks, Inc. today reported record 1996 earnings of $564.5 million, or $2.86 per fully diluted share, a 12% increase in earnings per share. These results included a $24.5 million charge in the third quarter to cover a special assessment to recapitalize the Savings Association Insurance Fund (SAIF). The company earned $533.3 million, or $2.56 per share, in 1995.
    Barnett also reported record results for the fourth quarter of 1996. The company earned $149.8 million, or $.76 per share, a 13% increase in earnings per share over a year earlier when Barnett earned $138.3 million, or $.67 per share.
    For the year, Barnett improved profitability, achieved significant revenue growth, reduced expenses as a percentage of revenues and maintained solid credit quality. Barnett earned a record 1.42% return on assets and a 17.44% return on shareholders' equity, excluding the SAIF charge.
    "Barnett enjoyed another record year in 1996," noted Charles E. Rice, chairman and chief executive officer. "The use of information and technology is enhancing our ability to meet more of our customers' financial needs more effectively. Our product line continues to expand and we are offering more ways for customers to access us anywhere, anytime. Barnett's culture is changing from a traditional bank to a financial services organization. We have never been more enthusiastic about our future."
                                      MORE
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BARNETT BANKS, INC. - 2

    Revenues rose 8% from 1995. Net interest income increased 6%, as strategic asset/liability management initiatives resulted in an increase in the net yield on earning assets to 5.24% from 4.88% in 1995. Non-interest income was up 13%, as consumer finance revenue rose sharply and brokerage income also improved.
    Excluding the $24.5 million SAIF charge, non-interest expense was up 5%. Barnett reduced its overhead ratio (expenses as a percentage of revenues) to 59% from 61% a year earlier.
    Net charge-offs rose 27% to $154.4 million, primarily due to increases in credit card losses. While 1996 net charge-offs were .51% of loans, fourth quarter net charge-offs declined to .38% of loans. As part of a strategic alliance established with Household Credit Services, Inc. in October, Barnett sold $776 million of non-core credit card outstandings to Household. This transaction resulted in fourth quarter credit card charge-offs being significantly reduced from prior periods.
    The provision for loan losses in 1996 was $154.6 million. The reserve for loan losses stood at $477 million on December 31, covering 250% of non-performing loans and representing 1.58% of total loans.
    Barnett completed a 2-for-1 stock split on Sept. 6, and all previous per-share amounts have been restated to reflect the split.
    With more than $40 billion in assets, Barnett Banks, Inc. is the leading financial institution in Florida and ranked in the top 25 in the United States. The company provides a complete line of banking and related financial services to consumers and businesses. Barnett stock (BBI) is listed on the New York Stock Exchange.

                                      30

THIS AND OTHER BARNETT NEWS RELEASES ARE AVAILABLE THROUGH THE COMPANY'S SITE ON THE WORLD WIDE WEB. THE ADDRESS IS HTTP://WWW.BARNETT.COM.

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                                                  B A R N E T T
                                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                                 Fourth Quarter                Twelve Months
                                                                 --------------                -------------
Dollars in Millions Except Per Share Data                    1996     1995    Change      1996       1995   Change
------------------------------------------------------------------------------------------------------------------
RESTATED FOR 2-FOR-1 STOCK SPLIT IN SEPTEMBER 1996
INCOME/EXPENSE
Net interest income (taxable-equivalent) . . . . . .       $461.9    $459.2        1%   $1,886.5   $1,772.2      6%
Provision for loan losses. . . . . . . . . . . . . .         28.6      37.2      (23)      154.6      122.5     26
Non-interest income (excluding securities
 transactions) . . . . . . . . . . . . . . . . . . .        206.0     185.5       11       791.3      714.0     11
Securities transactions. . . . . . . . . . . . . . .          (.1)      4.9       --        19.2        5.0     --
Non-interest expense 2 . . . . . . . . . . . . . . .        399.7     393.9        1     1,592.5    1,518.6      5
SAIF assessment. . . . . . . . . . . . . . . . . . .           --        --       --        24.5         --     --
Net income (excluding SAIF assessment) . . . . . . .        149.8     138.3        8       579.8      533.3      9
Net income . . . . . . . . . . . . . . . . . . . . .        149.8     138.3        8       564.5      533.3      6
------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Fully diluted net income (excluding SAIF assessment)       $  .76    $  .67      13%     $  2.94    $  2.56    15%
Fully diluted net income . . . . . . . . . . . . . .          .76       .67       13        2.86       2.56     12
Dividends declared . . . . . . . . . . . . . . . . .          .27       .24       13        1.05        .91     15
Book value 1 . . . . . . . . . . . . . . . . . . . .        18.10     17.13        6       18.10      17.13      6
------------------------------------------------------------------------------------------------------------------
KEY RATIOS
Return on assets 2 . . . . . . . . . . . . . . . . .         1.47%     1.34%      10%       1.42%      1.30%     9%
Return on equity 2 . . . . . . . . . . . . . . . . .        17.77     16.50        8       17.44      16.08      8
Net yield on earning assets. . . . . . . . . . . . .         5.18      5.05        3        5.24       4.88      7
Overhead ratio 2 . . . . . . . . . . . . . . . . . .        59.85     61.10       (2)      59.47      61.08     (3)
Leverage ratio . . . . . . . . . . . . . . . . . . .         8.21      6.16       33        8.21       6.16     33
------------------------------------------------------------------------------------------------------------------
AVERAGE BALANCES
Loans, net . . . . . . . . . . . . . . . . . . . . .      $30,206   $30,414       (1)%   $30,366    $29,772      2%
Earning assets . . . . . . . . . . . . . . . . . . .       35,551    36,265       (2)     35,970     36,308     (1)
Total assets . . . . . . . . . . . . . . . . . . . .       40,654    41,190       (1)     40,888     41,105     (1)
Total deposits . . . . . . . . . . . . . . . . . . .       32,722    33,654       (3)     33,179     33,691     (2)
Shareholders' equity . . . . . . . . . . . . . . . .        3,372     3,353        1       3,325      3,316     --
------------------------------------------------------------------------------------------------------------------
PERIOD END
Assets     . . . . . . . . . . . . . . . . . . . . .                                     $41,231    $41,554     (1)%
Loans, net . . . . . . . . . . . . . . . . . . . . .                                      30,253     30,486     (1)
Deposits   . . . . . . . . . . . . . . . . . . . . .                                      33,820     34,234     (1)
Shareholders' equity . . . . . . . . . . . . . . . .                                       3,370      3,272      3
------------------------------------------------------------------------------------------------------------------
ASSET QUALITY
Net charge-offs:
 Total     . . . . . . . . . . . . . . . . . . . . .        $28.4     $36.2      (22)%    $154.4     $122.0     27%
 As % of average loans (annualized). . . . . . . . .          .38%      .48%     (21)        .51%       .41%    24
Loan loss allowance:
 Total     . . . . . . . . . . . . . . . . . . . . .                                      $476.7     $505.1     (6)
 As % of period-end loans  . . . . . . . . . . . . .                                        1.58%      1.66%    (5)
 As % of non-performing loans  . . . . . . . . . . .                                         250        297    (16)
Non-performing assets:
 Total     . . . . . . . . . . . . . . . . . . . . .                                      $234.0     $237.9     (2)
 Non-performing loans  . . . . . . . . . . . . . . .                                       190.4      170.3     12
 Other real estate owned . . . . . . . . . . . . . .                                        43.6       67.6    (36)
 Non-performing asset ratio  . . . . . . . . . . . .                                         .77%       .78%    (1)
------------------------------------------------------------------------------------------------------------------
1 Computed on equity before deduction of the employee stock ownership plan obligation.
2 Excluding $24.5 million pre-tax SAIF assessment during the third quarter of 1996.